Exhibit 99.1

ATW AI Infrastructure III LLC &

ATW AI Infrastructure IIIB LLC

ONE PENN

1 Pennsylvania Plaza, Suite 4810

New York, N.Y. 10119

July 26, 2026

La Rosa Holdings Corp.

1420 Celebration Blvd., 2nd Floor

Celebration, Florida 34747

Attention: Joseph La Rosa, CEO

Re:	Proposal by ATW AI Infrastructure III LLC and ATW AI Infrastructure IIIB LLC to Exchange and Cancel Certain Securities of La Rosa Holdings Corp.

Dear Mr. La Rosa:

In accordance with our recent discussions, this nonbinding letter of intent (“LOI”), subject to the terms and conditions herein, outlines the circumstances pursuant to which ATW AI Infrastructure III LLC will exchange, in part, the Senior Secured Convertible Promissory Note due January 8, 2028 (the “Note”) issued by La Rosa Holdings Corp. (the “Company”) on January 8, 2026 for certain convertible preferred stock of the Company (the “Exchange”) and ATW AI Infrastructure IIIB LLC (together with ATW AI Infrastructure III LLC, “Holder”) will waive, in part, the Right to Receive Tokens (the “Right”) issued by the Company on November 12, 2025 (the “Right Waiver”). This LOI sets out the basic terms and conditions upon which the parties will proceed with the Exchange and Right Waiver. The following is not intended to be complete. Final terms and conditions shall be contained within the definitive agreements (the “Definitive Agreements”).

The parties hereto acknowledge that this letter does not contain all matters upon which an agreement must be reached in order for the Exchange and Right Waiver to be consummated. Further, among other conditions specified herein or otherwise agreed to by the parties, the obligations of the parties hereto to consummate the Exchange and Right Waiver are subject to the negotiation and execution of the Definitive Agreements. Accordingly, this letter is intended solely as a basis for further discussion. It is agreed that any party may cease pursuit of the Exchange and Right Waiver at any time for any or no reason.

The intent of the Exchange and Right Waiver is to (i) cure the Company’s minimum stockholders’ equity requirement deficiency under Nasdaq Listing Rule 5550(b)(1) (the “Rule”) announced in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 12, 2026 and (ii) bring the Company back into compliance with Nasdaq’s continued listing requirements and standards. The value of liabilities that Holder may exchange into preferred stock and/or waive is expected to be the lesser of (i) $10,000,000, which Holder understands to be the stockholders’ equity deficiency as of the date hereof, and (ii) the actual stockholders’ equity deficiency as determined under the Rule as of the date of such Exchange.

1.	The Exchange

Holder may convey, assign and transfer the Note in part to the Company in exchange for which the Company shall issue to Holder certain shares of preferred stock. If necessary, the parties shall endeavor to consummate the Definitive Agreements as soon as practicable.

2.	The Right Waiver

Holder may forgive and waive its right to receive, and the Company’s obligation to deliver, any tokens or other consideration, in whole or part, that are earned and unpaid under the Right through such date as the Holder may designate at its sole discretion. For the avoidance of doubt, the Right shall remain outstanding and in full force and effect, and the Holder shall retain all rights thereunder with respect to amounts earned after such designated date. The parties shall consummate the Right Waiver concurrently with, and as a condition to, the consummation of the Exchange.

3.	Expenses

The Company shall be responsible for its own expenses, as well as the reasonable and documented fees and costs incurred by Holder in connection with this LOI, the preparation and completion of the Definitive Agreements and the contemplated Exchange and Right Waiver.

4.	Conditions to Consummation of the Transactions

The obligations of Holder with respect to the Exchange and the Right Waiver shall be subject to satisfaction of conditions, in Holder’s sole discretion, customary to transactions of this type, including, without limitation, (a) execution of the Definitive Agreements by the parties; (b) the obtaining of all requisite regulatory, administrative or governmental authorizations and consents; (c) the obtaining of stockholder approval, if required; (d) absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company; and (e) absence of material litigation, investigations or other matters affecting the Company’s ability to operate.

5.	Public Announcement

The Company shall, on or before 9:00 a.m., New York time, on the first (1st) business day after the date of this LOI, file with the SEC a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this LOI (the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this LOI. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Holder on the other hand, shall terminate.

6.	Effect of this Letter of Intent

This LOI represents an outline of the general understandings discussed between the parties in regard to the Exchange and Right Waiver. It is an expression of intent of the parties with respect to the Exchange and Right Waiver and the matters set forth herein. Notwithstanding the foregoing, the parties acknowledge and agree that Sections 4, 6, 7, 8 and 9 of this LOI shall be binding on the parties.

7.	Governing Law

This LOI and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of Nevada without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this agreement shall be brought solely in a federal or state court located in the City of Las Vegas, Clark County, State of Nevada. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of Las Vegas, Clark County, State of Nevada and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Las Vegas, Nevada. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

8.	Counterparts; Facsimile/Electronic Execution

This Letter of Intent may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single document and may be signed and transmitted by facsimile, PDF format (or other electronic means) with the same validity as if it were an originally signed document.

[SIGNATURE PAGE TO FOLLOW]

If the terms and conditions of the LOI are acceptable to you, please indicate your acknowledgement by executing and returning the signed LOI to the writer.

Yours truly,

ATW AI INFRASTRUCTURE III LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

ATW AI INFRASTRUCTURE IIIB LLC

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

The foregoing expresses the intent of the undersigned with respect to the provisions contained herein dated this 26th day of July, 2026.

LA ROSA HOLDINGS CORP.

By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	CEO

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